Exhibit 10.9

LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT

This LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT is dated as of October 1, 2008, by and among Enable IPC Corporation, a Corporation organized under the laws of the State of Delaware (“EIPC”) and SolRayo, LLC, a limited liability company organized under the laws of the State of Wisconsin ("SolRayo"), together the “Parties”.

WHEREAS, EIPC wishes to obtain 50.01% of the total membership interest in SolRayo representing 50.01% as described in the New LLC Agreement (as defined herein), for the purpose of advancing certain technologies owned by EIPC; and

WHEREAS, SolRayo has been awarded a grant from the Wisconsin Energy Independence Fund (“WEIF”) for the purpose of advancing said technologies; and

WHEREAS, said grant requires a commitment for match funding in accordance with WEIF program guidelines (“Match Funding”)

NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and for the mutual covenants, promises and conditions set forth herein, the Parties do hereby agree as follows:

1. Purchase and Sale of Membership Interests.

1.1 Sale and Purchase. EIPC does hereby purchase from SolRayo, and SolRayo does hereby sell and issue to EIPC, Class A Membership Interests in SolRayo representing 50.01% of the total outstanding SolRayo membership interests in consideration for the purchase of said membership (the "Membership Interests").  EIPC shall provide Match Funding to SolRayo under the terms of the aforementioned WEIF grant (the "Purchase Price"), subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein (the "Sale and Purchase").

1.2 Closing. The Sale and Purchase shall take place on the date hereof at the offices of Enable IPC Corporation, 29033 Avenue Sherman, Suite 202, Valencia, California 91355 (which time and place are designated as the "Closing").

1.3 Deliveries at Closing. At the Closing, the parties shall, respectively, make the following simultaneous deliveries:

(a) SolRayo shall deliver to EIPC: (i) a certificate or certificates representing the Membership Interests, duly executed on behalf of SolRayo and (ii) the First Amended Operating Agreement of SolRayo, LLC, effective October 1, 2008 (the "New LLC Agreement"), in the form of Exhibit A hereto, duly executed on behalf of SolRayo, Kevin C. Leonard, and ParaSol Technologies, LLC (the "Existing Members").

(b) EIPC shall deliver to SolRayo the New LLC Agreement duly executed on behalf of EIPC.

(c) EIPC agrees to provide Match Funding in cash or in-kind contributions of goods and/or services amounting to $250,000 to match the WEIF grant amount, pursuant to the terms and conditions set forth in such grant.  Both Parties recognize that without EIPC’s agreement to provide this Match Funding, the grant would not be awarded to SolRayo.

(d) The parties shall execute and deliver such other documents as are customary and reasonably necessary to consummate the transactions contemplated hereby.

2. Representations and Warranties of SolRayo. SolRayo hereby represents and warrants to EIPC as of the date hereof and as of the Closing as follows:

2.1 Organization and Qualification. SolRayo is a limited liability company duly organized and validly existing under the laws of the State of Wisconsin. SolRayo has all requisite power and authority to carry on its business as currently conducted, other than such failures that would not reasonably be expected to have a material adverse effect on SolRayo's business, properties or financial condition (a "Material Adverse Effect"). SolRayo is duly qualified to transact business in each jurisdiction in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

2.2 Capitalization. As of the Closing, SolRayo’s authorized equity will consist of 10,000 Class A Units and 10,000 Class B Units.  As of the Closing, an aggregate of 10,000 Class A Units will be issued and outstanding, as set forth on Exhibit B hereto; no Class B Units will be issued or outstanding. Other than such membership interests, as of the Closing, there will be no options to acquire Class A or Class B Units or any other equity interest in SolRayo issued or outstanding.  Further, SolRayo represents and warrants to EIPC that all outstanding equity interests have been issued in compliance with all applicable state and federal securities laws.

2.3 Subsidiaries. SolRayo does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, including but not limited to any such entity that may be known as “SolRayo WT”. SolRayo is not a participant in any joint venture, partnership, or similar arrangement, including any of the foregoing that may be referred to as “SolRayo WT”.

2.4 Authorization. As of the Closing, all action on the part of SolRayo, its officers (if any), directors (if any) and Existing Members necessary for the authorization, execution and delivery of this Agreement and the New LLC Agreement, and the performance of all obligations of SolRayo hereunder and thereunder shall have been taken, and this Agreement and the New LLC Agreement, assuming due execution by EIPC, will constitute valid and legally binding obligations of SolRayo and the Existing Members, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

2.5 Valid Issuance of Membership Interests. The Membership Interests, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, shall be duly and validly issued and will be free of restrictions on transfer directly or indirectly created by SolRayo other than restrictions on transfer under this Agreement, the New LLC Agreement and under applicable state and federal securities laws.

2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of SolRayo is required in connection with the offer, sale or issuance of the Membership Interests.  SolRayo shall ensure that all required filings of such notices as may be required under the Securities Act of 1933, as amended (the "Securities Act"); the filing of a notice of exemption pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended (the "California Securities Law"); and the compliance with any other applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor.

2.7 Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of SolRayo's knowledge, threatened before any court, administrative agency or other governmental body against SolRayo.  SolRayo is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would reasonably be expected to have a Material Adverse Effect.

2.8 Employees. Except as set forth on Schedule 2.8 hereto, SolRayo is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement or arrangement with any collective bargaining agent.  No employee of SolRayo is represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to the best of SolRayo's knowledge, threatened labor dispute involving SolRayo and any group of its employees.>

2.9 Intellectual Property. SolRayo has sufficient title to and ownership of, or other rights to use, all trade secrets, and, to its knowledge, copyrights, information, proprietary rights, trademarks, service marks and trade names in each case necessary for its business as now conducted without any material conflict with or infringement of the rights of others, except where such failures or conflicts would not reasonably be expected to have a Material Adverse Effect.  There are no material outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is SolRayo bound by or a party to any material options, licenses or agreements of any kind with respect to the trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. SolRayo has not received any written, or to its knowledge, oral communications alleging that SolRayo has violated or, by conducting its business as proposed, would violate any of the trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, except for such violations as would not reasonably be expected to have a Material Adverse Effect.

2.10 Compliance with Other Instruments. SolRayo is not in violation or default of any provision of its Articles of Organization or the LLC Agreement, each as in effect immediately prior to the Closing, and is in good standing with the State of Wisconsin.  SolRayo is not in violation or default of any provision of any material instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound which would reasonably be expected to have a Material Adverse Effect. To the best of its knowledge, SolRayo is not in violation or default of any provision of any federal, state or local statute, rule or governmental regulation.  The execution, delivery and performance of and compliance with this Agreement, the New LLC Agreement and the issuance and sale of the Membership Interests, will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of SolRayo pursuant to any such provision.

2.11 Permits. SolRayo has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it. SolRayo is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

2.12 Environmental and Safety Laws. To the best of its knowledge, SolRayo is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, except for such violations as would not reasonably be expected to have a Material Adverse Effect.

2.13 Registration Rights. Except as provided in the New LLC Agreement and its predecessor agreement(s), SolRayo has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

2.14 Title to Property and Assets. SolRayo has good and marketable title to all of properties and assets owned by it, free and clear of all mortgages, liens and encumbrances, except liens for current taxes and assessments not yet due and possible minor liens and encumbrances which do not, in any case, materially detract from the value of the property subject thereto or materially impair the operations of SolRayo. With respect to the material property and assets it may lease, SolRayo is in material compliance with such leases (if any) and, to the best of its knowledge, holds a valid leasehold interest free of all liens, claims or encumbrances, except for such liens, claims or encumbrances which would not materially impair the operations of SolRayo. SolRayo's material properties and assets are in good condition and repair, in all material respects, for the purposes for which they are currently used, ordinary wear and tear excepted./P>

2.15 Financial Statements and Other Instruments. SolRayo will deliver to EIPC copies of all financial statements and other documents listed in Exhibit C on or before September 30, 2008.  The financial statements shall fairly present, in all material respects, the financial position, results of operations and other information of SolRayo as of the dates and for the periods indicated, subject to normal year-end adjustments.  SolRayo has no material liabilities or obligations, except those listed below:

2.16 Agreements; Actions.

(a) There are no agreements, understandings or proposed transactions between SolRayo and any of its employees, officers, directors, affiliates, or any affiliate thereof.

(b) Other than the LLC Agreement, there are no agreements, understandings, instruments, contracts, judgments, orders, writs or decrees to which SolRayo is a party or by which it is bound.

(c) Since the date of the latest interim financial statements presented to EIPC, SolRayo has not (i) incurred indebtedness for money borrowed or (ii) sold, exchanged or otherwise disposed of any of its assets or rights.

2.17 Tax Returns and Audits. SolRayo (a) is characterized as a partnership for United States federal income tax purposes, and (b) has prepared and filed all United States federal, state and local income tax returns required to be filed by it and has or shall provide copies of all these returns to EIPC on or before September 30, 2008.  To the best of SolRayo's knowledge, there has been no deficiency assessment or proposed adjustment by any taxing authority to SolRayo's federal, state, or local income taxes, and none is pending.

2.18 No Implied Representations. Except as expressly set forth herein or in the New LLC Agreement, SolRayo makes no representations or warranties of any kind to EIPC.

2.19 Brokers or Finders. SolRayo has not agreed to incur, directly or indirectly, any liability for brokerage or finders' fees, agents' commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

3. Representations and Warranties of EIPC. EIPC hereby represents and warrants that:

3.1 Experience. EIPC is experienced in evaluating companies such as SolRayo, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that EIPC is capable of evaluating the merits and risks of its prospective investment in SolRayo, and has the ability to bear the economic risks of the investment.

3.2 Investment. EIPC is acquiring the Membership Interests for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. EIPC further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Membership Interests. EIPC understands and acknowledges that the offering of the Membership Interests pursuant to this Agreement will not be registered under the Securities Act nor under the state securities laws on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

3.3 No Public Market. EIPC understands that no public market now exists for the Membership Interests, and that there may never be a public market for the Membership Interests.

3.5 Access to Data. EIPC is entering into this Agreement on the basis of reliance on certain representations made by SolRayo and its Existing Members.  EIPC has not had the opportunity to conduct full due diligence and may, at its sole option, terminate this Agreement in its entirety should it find, in its due diligence, that any information provided by SolRayo has not been complete, accurate or truthful, whether or not deliberate on the part of SolRayo.  EIPC shall receive and review information about SolRayo and shall have additional opportunities to discuss SolRayo's business, management and financial affairs with its management and to review all of SolRayo's facilities and documents.  EIPC understands that such discussions, as well as any written information provided by SolRayo, are intended to describe the aspects of SolRayo's business and prospects which SolRayo believes to be material. Notwithstanding the foregoing, EIPC acknowledges that some of such information includes projections as to the future performance of SolRayo, which projections may not be realized, are based on assumptions which may not be correct and are subject to numerous factors beyond SolRayo's control.

3.6 Authorization. As of the Closing, all action on the part of EIPC and its respective officers and directors necessary for the authorization, execution and delivery of this Agreement and the New LLC Agreement and the performance of all obligations of EIPC  hereunder and thereunder shall have been taken, and this Agreement and the New LLC Agreement, assuming due execution by SolRayo and the Existing Members, constitute valid and legally binding obligations of EIPC, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

3.7 Compliance with Other Instruments. EIPC is not in violation or default of any provision of its certificate of incorporation or other organizational documents, as applicable, each as in effect immediately prior to the Closing, except for such failures as would not be reasonably expected to materially adversely effect the ability of EIPC to perform its obligations under this Agreement (a "EIPC Material Adverse Effect"). Neither is EIPC in violation or default of any provision of any material instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound which would reasonably be expected to have a EIPC Material Adverse Effect. To the best of its knowledge, EIPC is not in violation or default of any provision of any federal, state or local statute, rule or governmental regulation which would reasonably be expected to have a EIPC Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the New LLC Agreement will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of EIPC pursuant to any such provision.

4. Covenants. SolRayo and EIPC agree to act in good faith and use their reasonable best efforts in developing the business of SolRayo and maximizing the value to members and stockholders of both Parties.

5. Miscellaneous.

5.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions, and venue for any action between the Parties shall be in Los Angeles County, California.

5.2 Survival. The representations and warranties made herein shall survive the Closing for a period of five years, whereupon they shall cease and be of no further force and effect.

5.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto. This Agreement shall not be construed so as to confer any right or benefit on any party not a party hereto, other than their respective successors, assigns, heirs, executors and administrators.

5.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersede all prior agreements and understandings relating thereto. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

5.5 Notices, Etc. All notices under this Agreement shall be sufficiently given for all purposes if made in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile or other electronic transmission, to following addresses and numbers. Notices to SolRayo shall be addressed to:

SolRayo, LLC

617 Orion Trail

Madison, Wisconsin 53718

Telephone:  (262) 909-2479

Attn:  Kevin C. Leonard

or at such other address and to the attention to such other person as SolRayo may designate by written notice to EIPC. Notices to EIPC shall be addressed to:

Enable IPC Corporation

29033 Avenue Sherman, Suite 202

Valencia, California 91355

Telephone:  (661) 775-9273

Facsimile:  (661) 775-9274

Attn:  David A. Walker

or at such other address and to the attention of such other person as EIPC may designate by written notice to SolRayo.

5.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy of such first party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement.

5.7 Expenses. SolRayo and EIPC shall each bear the expenses and legal fees incurred on their own behalf with respect to this Agreement and the transactions contemplated hereby.

5.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by only one party, which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

5.9 Severability; Enforcement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without such provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party. The parties hereto agree that irreparable damage for which money damages would not be an adequate remedy would occur in the event that any of the provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedies a party may have at law or equity, the parties shall be entitled to seek an injunction of injunctions to prevent such breached of this Agreement and to enforce specifically the terms hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FOR ENABLE IPC CORPORATION

By: /s/ David A. Walker

Name: David A. Walker

Title: Chairman and Chief Executive Officer

FOR SOLRAYO, LLC

By: /s/ Kevin C. Leonard

Name: Kevin C. Leonard

Class A Member

By: /s/ Marc A. Anderson

By: /s/ Dean T. Tompkins

By: /s/ Walter A. Zeltner

For ParaSol Technologies

Class A Member

EXHIBIT A: Operating Agreement and First Amendment to Operating Agreement of SolRayo, LLC

OPERATING AGREEMENT

OF

SOLRAYO, LLC

EFFECTIVE

March 1, 2007

OPERATING AGREEMENT

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Agreement") is effective as of March 1, 2007, by and among SolRayo, LLC, a Wisconsin limited liability company (the "Company") and the undersigned Members.

RECITALS

A.

The Company's Articles of Organization were filed with the Wisconsin Department of Financial Institutions on December 11, 2006.

B.

The Members desire to set forth their respective duties and responsibilities as well as the division of potential profits and losses resulting from ownership and operation of the Company's business.

AGREEMENTS

In consideration of the Recitals and mutual agreements set forth herein, the Company and the Members hereby agree as follows:

1.

Formation of Company; Registered Office and Agent; Term. The Company was organized effective December 11, 2006 upon the filing of the Articles of Organization with the Wisconsin Department of Financial Institutions. The Company's current principal business office and postal address is 1202 Ann Street, Madison, Wisconsin 53713. The principal business office and postal address of the Company may be changed from time to time as determined by the Members.  The Company's current registered office is 411 East Wisconsin Avenue, Suite 2040, Milwaukee, Wisconsin, 53202, and the Company's registered agent is Lawdock, Inc. The registered office and the registered agent of the Company may be changed from time to time as determined by the Members. The term of the Company's existence shall be perpetual unless the Company is dissolved or merged in accordance with the provisions of this Agreement or the Wisconsin Act.

2.

Purpose of the Company. The Company's general purpose and business is to pursue such business and investment opportunities as the Members determine may be beneficial for the Company and which are not prohibited by this Agreement or the Wisconsin Act.

3.

Addresses of the Members. The addresses of the Members are as set forth in the Company's records, as may be updated from time to time.

4.

Definitions. The following terms used in this Agreement shall be given the following meanings:

(a)

"Adjusted Capital Account Deficit" has the meaning given in the Tax Allocation Provisions described in Exhibit B to this Agreement.

(b)

"Adjusted Capital Contribution" means, as of any day, a Member's Initial Capital Contribution relating to his, her or its Units, reduced by the amount of cash and the fair market value of any Company property (net of debt) distributed to such Member pursuant to section 7(b).

(c)

"Articles of Organization" means the Articles of Organization of the Company filed with the Wisconsin Department of Financial Institutions, as amended from time to time.

(d)

"Asset Disposition" means any sale or transfer of all or substantially all of the assets of the Company and/or its subsidiaries to one or more unrelated third Persons through any transactions or series of related transactions.

(e)

"Capital Account" means the Capital Account maintained and adjusted for each Member pursuant to section 5.

(f)

"Capital Contribution" means, in relation to any Member, the total amount of any cash and the agreed value of any contribution of property or services contributed or agreed to be contributed by a Member as set forth in the books and records of the Company.

(g)

"Carrying Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

(i)

the initial Carrying Value of any asset contributed (or deemed contributed) to the Company shall be such asset's fair market value (without reduction for associated liabilities) at the time of such contribution;

(ii) if the Company elects to adjust the Capital Account balances of the Members to reflect the fair market value of the Company's assets at a given time in accordance with Treasury Regulations § 1.704-1(b)(2)(iv)(f), the Carrying Values of all Company assets shall be adjusted to equal their respective fair market values (without taking into account associated liabilities) at such time; and

(iii) the Carrying Value of an asset that has been determined pursuant to paragraph (I) or (ii) shall thereafter be adjusted as would the asset's adjusted basis for federal income tax purposes except that Depreciation and similar deductions shall be computed as provided in section 4(q).

(h)

"Cause" means either (I) with respect to each Member, the definition assigned to it in such Member’s employment agreement with the Company, if any, or (ii) if the Member is not a party to an employment agreement, a Member’s [a] commission of a felony or crime involving moral turpitude; [b] fraud, theft, or embezzlement with respect to the Company; [c] material misrepresentation to the officers of the Company; [d] failure to devote his or her best efforts to the performance of his or her duties and responsibilities to the Company or grossly incompetent performance of such duties; or [e] breach of any covenant made to the Company.

(i)

"Class A Member" means each Member holding Class A Units as set forth on Exhibit A. Members may hold more than one class of Units.

(j)

"Class A Unit" means a voting Unit of ownership in the Company and entitling the holder thereof to receive distributions and share in the allocations of Profits and Losses and other items as set forth in this Agreement.

(k)

"Class B Member" means each Member holding Class B Units as set forth on Exhibit A. Members may hold more than one class of Units.

(l)

"Class B Unit" means a nonvoting Unit of ownership in the Company and entitling the holder thereof to receive distributions and share in the allocations of Profits and Losses and other items as set forth in this Agreement.

(m)

"Closing" means the closing of the purchase and sale of Units pursuant to this Agreement which shall take place at a time and place agreed to by the Purchaser and Transferring Member; provided, however, that in the absence of such an agreement, the Closing shall be at 10:00 a.m. at the Company's office on the first business day 45 days after the applicable purchase and sale obligation occurs subject, in all of the foregoing events, to any appropriate delay necessary to conduct an appraisal.

(n)

"Code" means the Internal Revenue Code of 1986, as amended or corresponding provisions of subsequent superseding federal tax laws, as amended.

(o)

"Company" means SolRayo, LLC, a Wisconsin limited liability company.

(p)

"Control Transfer" means the Transfer of Units of the Company to one or more third Persons through any transaction or series of related transactions (whether by merger, consolidation or sale or transfer of the Company's Units, or any sale or issuance or series of sales or issuances of Units by the Company or any holder or holders of Units, or any merger or consolidation involving the Company) if, after such Transfer, the Members no longer beneficially own in the aggregate more than 50% of such Units then outstanding on a fully diluted basis.

(q)

"Depreciation" means for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable under the Code with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Tax Matters Member (as defined in section 7(j) below).

(r)

"Entity" means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

(s)

"Event of Dissociation" means an event of dissociation as specified in the Wisconsin Act.

(t)

"Fair Market Value" of a Unit means the amount that the Member holding such Unit would receive if:

(i)

The Company sold all of its assets at a price equal to the cash or cash equivalent price at which a willing buyer would buy and a willing seller would sell all of the assets of the Company, neither being under any compulsion to buy or to sell and both having a reasonable knowledge of all relevant facts;

(ii)

The Company allocated the gain and loss inherent in such assets and realized upon such sale (that was not previously reflected in the Capital Accounts) among the Members in accordance with section 6 of this Agreement; and

(iii)

The Company wound up its affairs (including the discharge of any liabilities not assumed by the purchaser of its assets), liquidated and distributed the proceeds in accordance with section 12(b) of this Agreement.

(u)

"Family Member" means a Member's spouse, issue (including adopted children) and step-children.

(v)

"Fiscal Year" means the Company's fiscal year, which shall end on December 31 of each year.

(w)

"GAAP" means generally accepted accounting principles, consistently applied.

(x)

"Independent Appraiser" means a Person who (i) is a regionally recognized investment banking or appraisal firm; (ii) is qualified in the valuation of business transactions and securities of the general type being analyzed; and (iii) does not have a material direct or material indirect interest in the Company or any Member.

(y)

"Initial Capital Contribution" means a Member's initial contribution to the capital of the Company pursuant to this Agreement, all as set forth on Exhibit A.

(z)

"Majority Vote" means the consent or affirmative vote of Members holding more than fifty percent (50%) of the Class A Units.

(aa)

"Member" means each of the parties who executes this Agreement as a Member and every party who may subsequently become a Member.

(bb)

"Membership Interest" shall mean a Member's entire interest in the Company, including such Member's right to participate in the management of the business and affairs of the Company.

(cc)

"Net Cash" means the gross cash proceeds from Company operations and the sale of its assets after the payment of all expenses and other charges, less the portion thereof used to pay or establish Reserves.

(dd)

"Nontransferring Members" means all of the Members other than the Transferring Member.

(ee)

"Percentage Interest" means, with respect to each Member, a percentage corresponding to a fraction (i) the numerator of which is the number of Units held by such Member, and (ii) the denominator of which is the sum of Units held by all Members, each calculated on a fully diluted basis. The initial Percentage Interests of the Members shall be as set forth in Exhibit A.

(ff)

"Permitted Transferee" means a trust established for the benefit of an Individual Member or his or her Family Member provided, however, that the beneficiary of such trust does not act as the trustee for the trust.

(gg)

"Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such "Person" where the context so permits.

(hh)

"Prime Rate" means the publicly-announced base rate for interest determination at the Company's primary bank lender. The Prime Rate on any note issued under the terms of this Agreement shall be determined annually on the anniversary date of Closing based upon the then prevailing Prime Rate and shall remain in effect until the following anniversary when an appropriate readjustment shall be made based upon the then prevailing Prime Rate.

(ii)

"Profits and Losses" means for each fiscal year of the Company or other period of the Company, an amount equal to the Company's taxable income or loss for the year or other period, determined in accordance with section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately under section 703(a)(1) of the Code), with the following adjustments:

(i)

Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this section shall be added to such taxable income or loss;

(ii)

Any expenditures of the Company described in Code section 705(a)(2)(B) or treated as Code section 705(a)(2)(B) expenditures pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computed Profits or Losses pursuant to this section 4(ii) shall be subtracted from such taxable income or loss;

(iii)

If the Carrying Value of any Company asset is adjusted pursuant to section 4(h) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset as if such asset was sold for purposes of computing Profits or Losses;

(iv)

Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to its Carrying Value, notwithstanding that the adjusted tax basis of such property differs from its Carrying Value;

(v)

In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with section 4(p) hereof; and

(vi)

Notwithstanding any other provision in this section, any items which are specifically allocated pursuant to the Tax Allocation Provisions hereof shall not be taken into account in computing Profits or Losses in order to reflect such adjustment in the Capital Accounts of the Members.

(jj)

"Purchase Price" means the Value of the Units being sold by the Transferring Member as mutually determined by Voting Members on a quarterly basis. If the Voting Members fail to agree upon a Purchase Price at any quarterly period, the Purchase Price shall remain at the Purchase Price previously agreed to. However, if the Voting Members have failed to agree on a Purchase Price for more than two years, either the Transferring Member or the Purchaser may give a written notice (the "Impasse Notice") stating that the notice giver is willing to purchase or sell, as the case may be, at such price as is specified in the Impasse Notice (the "Impasse Price"). Within 10 business days after its receipt, the recipient of the Impasse Notice shall, by notice in writing, either accept the Impasse Price or reject it and, in the case of rejection, an Independent Appraiser mutually selected by the parties shall determine the Fair Market Value of the Transferring Member's Units. If the parties fail to agree upon an Independent Appraiser within 20 business days after the delivery of the Impasse Notice, within 30 days after delivery of the Impasse Notice, each party shall select an Independent Appraiser by written notice to the other and the two appraisers so selected shall select a third Independent Appraiser. If any party fails to designate an appraiser on a timely basis, the appraiser named by the other party alone shall determine the Fair Market Value. The party rejecting the Impasse Price shall bear the cost of the appraisal unless it yields a purchase price at least 5% higher or lower than the Impasse Price, as the case may be, in favor of such party, in which case the party delivering the Impasse Notice shall bear the cost of the appraisal. The Purchase Price shall be determined as of the end of the second most recent month immediately preceding Closing.

(kk)

"Purchaser" means the purchaser of Units under this Agreement.

(ll)

"Reserves" means, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts which the Members deem sufficient for working capital, to pay taxes, insurance, debt service or other costs, operating expenses, capital improvements or liabilities incident to the ownership or operation of the Company's business.

(mm)

"Substitute Member" means a transferee of Units admitted as a Substitute Member pursuant to section 11(j).

(nn)

"Tax Allocation Provision" means the special tax allocation provisions set forth on Exhibit B and incorporated herein by reference.

(oo)

"Transfer" means any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

(pp)

"Transferring Member" shall collectively mean a Member or his, her or its legal representative, as the case may be, who is selling or otherwise transferring some or all of his, her or its Membership Interest or is contemplating such a sale or transfer.

(qq)

"Treasury Regulations" shall include proposed, temporary and final regulations promulgated under the Code in effect as of the date of filing the Articles of Organization and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

(rr)

"Unit" means the measure of ownership participation used to represent a Membership Interest in the Company and includes Class A and Class B Units. The Units shall be the basis for determining a Member's Percentage Interest and represent a Member's right to participate in the management of the business and affairs of the Company, including the right, if applicable, to vote on, consent to, or otherwise participate in any decision or action of or by the Members. Units may be issued, held and voted in whole or fractional denominations. The initial Unit ownership of the Members is set out on Exhibit A.

(ss)

"Wisconsin Act" means the Wisconsin Limited Liability Company Act (Wisconsin Statutes, Chapter 183), as amended from time to time and any successor to such statute.

5.

Contributions to the Company, Capital Accounts and Loans.

(a)

Capital Accounts. An individual Capital Account shall be maintained for each Member and initially shall consist of such Member's Initial Capital Contribution and such Member's share of the Company's Profits and Losses as described in section 6 and the Tax Allocation Provisions. Each Member's Capital Account shall be increased by (i) the fair market value of such Member's capital contributions (net of liabilities secured by contributed property that the Company is considered to assume or take subject to under section 752 of the Code); and (ii) allocations to such Member of Profits of the Company. Each Member's Capital Account shall be decreased by [a] such Member's share of distributions; [b] the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under section 752 of the Code); and [c] allocations to such Members of Losses of the Company. Each Member's Capital Account shall be further adjusted to the special allocations of income, gain, loss or deduction as provided in the Tax Allocation Provisions.

(b)

Initial Capital Contribution. The Members will make, or have made, as the case may be, the Initial Capital Contributions.

(c)

Additional Capital Calls. Upon approval by Majority Vote, the Company may notify each Member that additional capital is necessary or desirable for the Company’s operations. Such notice shall include: (i) the total amount of Capital Contributions requested by the Company (a “Capital Call”), (ii) each Member’s expected Capital Contribution, which shall be such Member’s pro rata share of the amount of the Capital Call based upon each Member’s Percentage Interest, (iii) the number of Units that the Company intends to issue to each Member in exchange for each such Capital Contribution, and (iv) the price for each Unit based on the amount of the Capital Call divided by the total number of Units the Company intends to issue related to the Capital Call (the "Price Per Unit"). If any Member fails to make the requested Capital Contribution, or any portion thereof, within 30 days of the date of such notice, then the Company shall notify each Member, who made the Capital Contribution requested of such Member, that such Member may purchase additional Units by making additional Capital Contributions equal to such Member's pro rata share of Capital Contribution's that were not made as requested, based on the Units held by such Member as a percentage of the total Units held by the Members who made the requested Capital Contribution. The Percentage Interest of any Member who fails to make a Capital Contribution, or part thereof, in response to notice of a Capital Call will be diluted as new Units are issued pursuant to such Capital Call. If the Members do not make Capital Contributions equal to the aggregate amount of the Capital Call within 60 days of the notice of such Capital Call, then, upon Majority Vote, the Company may sell any related un-issued Units to a third party who is not a Member; provided however that the price for any Unit sold to such third party shall not be less than the Price Per Unit set forth in the notice of the Capital Call.

(d)

Transfer of Capital Account. If a permitted sale or exchange of a Member's interest in the Company occurs, the Capital Account of the Member transferor shall become the Capital Account of the transferee to the extent it relates to the transferred interest in accordance with Treasury Regulation section 1.704-1(b)(2)(iv).

(e)

Compliance with Code Section 704(b). The manner in which Capital Accounts are to be maintained pursuant to this section 5 is intended to comply with the requirements of Code section 704(b) and the Treasury Regulations promulgated thereunder. If, in the opinion of the Company's accountants or attorneys, the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this section 5 should be modified in order to comply with Code section 704(b) and the Treasury Regulations thereunder, then notwithstanding anything to the contrary contained in this Agreement, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

(f)

Return of Capital Account. Except as otherwise expressly required in this Agreement or the Wisconsin Act (and subject to sections 5(a) and (b)), no Member shall have any liability to restore all or any portion of a deficit balance in such Member's Capital Account.

(g)

Payment of Company Liabilities. A Member shall not receive out of the Company's property any part of his, her or its Capital Contribution until all liabilities of the Company, except liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to pay them.

(h)

Form of Payment. A Member, irrespective of the nature of his, her or its Capital Contribution, does not have any right to demand and receive a specific form of payment for such Member's Capital Contribution.

(i)

Loans from and to Members. The Company may make a loan to or obtain a loan from a Member, provided the terms thereof are approved by Majority Vote.

6.

Profits and Losses. Subject to the Tax Allocation Provisions and section 7(c) which controls upon liquidation:

(a)

Profit Allocations. Profits for any Fiscal Year shall be allocated:

(i)

First, to each Member in proportion to the Losses previously allocated to them in accordance with sections 6(b)(i) and 6(b)(ii) until the sum of all Profits allocated to such Member for such Fiscal Year and all prior Fiscal Years under this section 6(a)(i) equals the cumulative amount of Losses allocated to such Member under sections 6(b)(i) and 6(b)(ii) if any; and

(ii)

Second, the balance among all Members in accordance with their Percentage Interests.

(b)

Loss Allocations. Losses for any Fiscal Year shall be allocated:

(i)

First, to each Member in accordance with their Percentage Interests until each such Member's Capital Account Balance is zero, if any; and

(ii)

Second, the balance among all of the Members in accordance with their Percentage Interests.

7.

Distributions.

(a)

Annual Tax Distributions. The Company shall distribute to each Member, within 90 days after the end of each Fiscal Year of the Company in which Profits were allocated to the Members, an amount calculated as follows: (i) the sum of the highest marginal federal and Wisconsin state income tax rates applicable to an individual taxpayer (such sum being expressed as a decimal), multiplied by (ii) such Member's share of Profits for such taxable year (the "Tax Distributions"). After the first Fiscal Year of the Company, the Company shall make each of the distributions required by the foregoing provisions of this subsection net of any distributions made pursuant to the following provision: Prior to April 15, June 15, September 15 and December 15 of any subsequent Fiscal Year (or such other dates on which individuals must pay estimated federal income taxes), the Company may distribute to each Member an amount equal to 25% of the amount of the distribution made to such Member under this section for the immediately previous Fiscal Year.

(b)

Net Cash. Except as otherwise provided in sections 7(a) or 7(c), the Company shall distribute Net Cash, if any, at such time as the Members may agree by Majority Vote, to all of the Members in proportion of their Percentage Interests.

(c)

Distributions Upon Liquidation. Upon liquidation of the Company, liquidating distributions will be made in accordance with the positive Capital Account balances of the Members, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs and all anticipated adjustments under this section. Liquidation proceeds will be paid by the end of the taxable year (or, if later, within 90 days after the date of the liquidation). The Company may offset damages for breach of this Agreement by a Member whose interest is liquidated (either upon the withdrawal of the Member or the liquidation of the Company) against the amount otherwise distributable to such Member. It is the intent of the Members, that upon liquidation of the Company, any liquidation proceeds available for distributions to the Members be distributed in accordance with the Members' respective Capital Account balances and the Members agree that the special allocations described below shall be made to cause the Members respective Capital Account Balances to equal the distributions contemplated under section 7(b). Accordingly, the Members agree that they may, to the extent allowed by the Code, make any special allocations of Profits, tax exempt income, Losses, nondeductible, noncapitalized expenditures and other items, including without limitation, gross income, as are necessary to cause the positive balances in the Members' respective Capital Account balances to equal the distributions contemplated by section 7(b). If, upon liquidation, and taking into account any special allocations made pursuant to the preceding sentence, there is any conflict between the distribution pursuant to the Members' respective Capital Account balances and the intent of the Members with respect to distribution of proceeds as provided in section 7(b), the Members shall, notwithstanding the provisions of section 6, allocate the Company's gains, Profits and Losses in a manner that will cause a distribution of liquidation proceeds to the Members to be in accordance with the Member's respective Capital Account balances.

(d)

Distribution Following Withdrawal Event. Except as otherwise provided herein, no distributions, whether in redemption of a Membership Interest or otherwise, shall be made to a Member on account of an Event of Dissociation, except with the consent of all of the Members acting pursuant to section 10.

(e)

Limitation Upon Distributions. No distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their contributions.

(f)

Interest On and Return of Capital Contributions. No Member shall be entitled to interest on his, her or its Capital Contribution or to a return of his, her or its Capital Contribution, except as otherwise specifically provided for herein.

(g)

Reserves. The Members may from time to time establish Reserves for working capital needs, contingencies and capital improvements or replacements.

(h)

Accounting Period. The Company's accounting period shall end on December 31 of each year.

(i)

Records, Audits and Reports.

(i)

Books of Account. The Company shall maintain full and accurate books of account which shall be kept at the principal Company office.

(ii)

Bank Accounts. One or more bank accounts in which all funds of the Company shall be deposited shall be opened and maintained in the name of the Company. The funds in such account or accounts shall be disbursed solely for the business of the Company.

(j)

Returns and Other Elections. The Members shall cause an officer of the Company to prepare and timely file all tax returns on behalf of the Company that are required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Such officer shall be the Tax Matters Member for purposes of the Code. Copies of such returns, or pertinent information there from, shall be furnished to the Members within a reasonable time after the end of the Company's Fiscal Year.

8.

Management of the Company. The Company shall be managed by its Members in accordance with its Articles of Organization, the terms of this Agreement and the Act.

(a)

Officers. The Class A Members may appoint a president, secretary, treasurer or such other officers as they may deem necessary or appropriate. The Class A Members may delegate to any such officer such authority to act on behalf of the Company as they may deem appropriate.

(b)

Agents and Employees. The Class A Members may appoint, employ, or otherwise contract with other persons or entities for the transaction of business of the Company or the performance of services for or on behalf of the Company as they may deem necessary or appropriate. The Class A Members may delegate to any other person or entity such authority to act on behalf of the Company as they may deem appropriate.

(c)

Authorization. No Member, officer, or other Person may execute any contract or other agreement or document on behalf of the Company or may execute and file on behalf of the Company with the secretary of state any document required or permitted to be filed under the Act without specific authorization by the Class A Members.

(d)

Liability. No officer or agent appointed by the Class A Members shall be liable, responsible or accountable in damages or otherwise to the Company or to any Member for any acts performed or omitted by him, her or it in good faith except for acts or omissions that constitute gross negligence or willful misconduct.

9.

Rights and Obligations of Members.

(a)

Members.

(i)

Limitation of Liability. Each Member's liability shall be limited to the maximum extent permitted under this Agreement, the Wisconsin Act and other applicable law.

(ii)

Company Debt Liability. No Member shall be personally liable for any debts or Losses of the Company beyond his, her or its respective Capital Contribution, except as otherwise expressly agreed in writing or required by law.

(iii)

Company Books. Upon reasonable request, each Member shall have the right, during ordinary business hours, to inspect and copy Company documents at the requesting Member's expense.

(iv)

Priority and Return of Capital. Except as may be expressly provided to the contrary, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Profits, Losses or distributions; provided that this section 9 shall not affect the right of a Member to receive payments of principal and/or interest with respect to loans (as distinguished from Capital Contributions) that a Member has made to the Company.

(v)

Liability of a Member to the Company. A Member who receives a distribution made by the Company which is either in violation of this Agreement or the Wisconsin Act is liable to the Company and its creditors only to the extent required by the Wisconsin Act.

10.

Actions by Members.

(a)

Manner of Acting. Actions of the Members may occur only at a meeting of the Members or pursuant to written consent of the Members as provided in section 10(e) of this Agreement. A Majority Vote shall be the act of the Class A Members unless otherwise provided herein. Whenever any act may be taken or authorized hereby the Class A Members, such act will be taken or authorized by Majority Vote.

(b)

Proxies. A Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Company before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

(c)

Members Entitled to Voting of Units. Each Class A Member shall be entitled to one vote for each Class A Unit such Member owns. Class B Units shall be nonvoting.

(d)

Conduct of Meetings by or Through the Use of Communications Equipment. Any or all Members entitled to vote may participate in a regular or special meeting of the Members or other meeting required pursuant to this Agreement or the Wisconsin Act by or through the use of, any means of communication by which any of the following occurs: [a] all participating Members may simultaneously hear each other during the meeting; or [b] all communication during the meeting is immediately transmitted to each participating Member, and each participating Member is able to immediately send messages to all other participating Members. A Member participating in such a meeting is deemed to be present in person at the meeting.

(e)

Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting by one or more written consents describing the action taken, signed by Members entitled to vote who hold the requisite number of Units necessary to approve such action and delivered to the Company for filing with the Company records. Within 10 business days of the approval of such action, the Company shall provide written notice of the action to the Members who were entitled to vote on the action but whose Units were not represented on the consent. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

(f)

Waiver of Notice. Except as provided in section 10(e), written notice stating the time and date when the meeting as called shall be delivered to each Member entitled to vote at the meeting not less than two nor more than 30 business days before the date of the meeting. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

11.

Transferability.

(a)

General. Except as expressly permitted by this Agreement or upon the consent or affirmative vote of Members holding a majority of the Class A Units, excluding the Class A Units (if any) held by the Member proposing to make the Transfer, a member shall not Transfer all or any portion of such Member’s Units. Except as otherwise expressly provided in this Agreement, any Units Transferred (whether or not in compliance with the terms of this Agreement) shall continue to be subject to the provisions and restrictions contained in this Agreement. Any transferee, donee or other recipient of such Units shall be deemed to have accepted and agreed to be bound by the provisions and restrictions hereof as if such transferee had originally executed this Agreement as a party hereto. Additionally, the Units may not be Transferred in the absence of an effective registration statement under the Securities Act of 1933, as amended, and any applicable state securities laws or an opinion of counsel acceptable to the Company and its counsel that such registration is not required.

Notwithstanding the foregoing, a Member may Transfer up to 20% of such Member’s Units to a Permitted Transferee. A Member desiring to make a Transfer to a Permitted Transferee shall give to the Company and the other Members 30 days' prior written notice of such Transfer. Any Transfer in violation of this section 11(a) shall be ineffective. As a further condition of the Transfer to a Permitted Transferee, each Permitted Transferee shall have the obligation to sell the Units acquired directly or indirectly from any Member simultaneously with the obligation of such Member or his or her Personal Representative or its successor to sell such Units pursuant to this section 11 of this Agreement. Moreover, as a condition of any Transfer to a Permitted Transferee, each such Permitted Transferee shall execute and deliver a counterpart to this Agreement and agree to be bound by the terms and conditions herein.

(b)

Units Subject to Agreement. The parties expressly agree that this Agreement covers all Units in the Company owned or acquired in the future by the Members or any party who receives any such Units. Any references to Members in this section 11 shall include Permitted Transferees.

(c)

Termination of Employment of a Member. If the Company terminates a Member who is an employee of the Company (an "Employee Member") with Cause, then the Company shall have the option to purchase from the Employee Member all of the Employee Member's Units at 80% of the Purchase Price per Unit; provided, however, that the Company may elect to pay the Employee Member more for his or her Units. The Company shall pay the Purchase Price for the Employee Member's Units, at its sole option, either (i) in cash at Closing or (ii) 10% in cash at Closing and the balance in 36 equal monthly installments pursuant to a promissory note bearing interest at the Prime Rate.  If an Employee Member's employment is terminated for Disability or for any other reason other than Cause or death, then the Employee Member, for a 30 day period from termination or disability, shall have the option to sell to the Company all of the Employee Member's Units at the Purchase Price. If the Employee Member fails to exercise the option set forth above, Company shall have the same option for a 90 day period after the end of Employee Members' option to purchase the Employee Member's Units at the Purchase Price. If the Company is required or elects to purchase the Employee Member's Units, the Company shall pay the Purchase Price for the Employee Member's Units, at its sole option, either (i) in cash at Closing or (ii) 10% in cash at Closing and the balance in 36 equal monthly installments pursuant to a promissory note bearing interest at the Prime Rate. For purposes of this section, "Disability" shall mean a physical or mental sickness or any injury that renders an Employee Member incapable of performing the services required of him or her as an employee of the Company and that does, or is expected to, continue for more than three months in any 12 month period. The Company shall determine the existence of a Disability and the date upon which it occurred. In the event of a dispute regarding whether or when an Employee Member's Disability occurred, the matter shall be referred to a medical doctor selected by the Company and such Employee Member. If they fail to agree upon such a doctor, each shall select a medical doctor who together shall select a third medical doctor who shall make such a determination. Such determination shall be binding upon the parties.

(d)

Death. Upon the death of a Member (a "Deceased Member"), his or her personal representative shall sell to the Company, and the Company shall purchase, all of his or her Units at the Purchase Price. It is the intention of the parties hereto that a Deceased Member's personal representative may exercise all of the Deceased Member's rights, respectively, for the purpose of settling his or her estate or administering his or her property; provided, however, that no such personal representative is entitled to become a Member of the Company or transfer the Deceased Member's Units to any Person unless approved in accordance with this Agreement. The Company shall pay the Purchase Price for any Units purchased pursuant to this section, at its sole option, either (i) in cash at Closing or (ii) 10% of the Purchase Price in cash at Closing and the balance in 36 equal monthly installments pursuant to a promissory note bearing interest at the Prime Rate. Each Member agrees and acknowledges that the Company may purchase insurance to fund such purchase of the Member’s Units, and such Members shall not be entitled to the proceeds from such insurance except as set forth under this Section 11(d). Each Member will submit to any reasonable physical exams which may to required for the Company to obtain good insurance.

(e)

Dissolution of Marital Relationships/Involuntary Dissolution.

(i)

Termination of Marital Relationship. If a Member's marriage terminates for any reason other than his or her death and the Member does not succeed to his or her spouse's interest in the Units held in such Member's name, then the Member shall have an option to purchase all of his or her spouse's interest in the Units and, upon exercise of such option, his or her spouse or his or her spouse's personal representative, special administrator or other successor in interest (the "Spouse's Personal Representative") shall be obligated to sell the spouse's interest in the Units to the Member. Such option may be exercised in writing within 90 days after the applicable "Termination Event." "Termination Event" means [a] on the death of a spouse, the first to occur of [i] the filing by the Spouse's Personal Representative of a statement to close the estate pursuant to the relevant state's estates closing statute; [ii] the entry of the final judgment in a probate proceeding involving the spouse's estate; and [iii] any other similar order, judgment or other final determination of the deceased spouse's interest in the Units; and [b] on dissolution of the marriage, the entry of any order, judgment or decree determining the rights, if any, of the spouse's interest in the Units. If the Member fails to purchase his or her spouse's interest in the Units within the applicable 90-day period, the Company shall have the option, assignable to the other Members, to purchase the spouse's interest in the Units within a period of 90 days after the lapse of the initial 90-day period. For termination of marriage due to dissolution or his or her spouse's death, the Member shall, within 10 days of such dissolution or death or, if earlier on or before the Termination Event, give notice to the Company of such event. The purchase price for the spouse's interest in the Units shall be the Capital Account balance relating to such Units payable in cash at Closing.

(ii)

Involuntary Disposition. Before any involuntary disposition (including, but not limited to, bankruptcy, insolvency, judgment lien or court order) of Units, the Member who owns such Units shall give to the Company written notice disclosing in full the nature or details of involuntary disposition and the Company shall have the option to purchase the Units for a period of 60 days after receipt of such notice at the Capital Account balance relating to such Units payable in cash at Closing.

(f)

Rights of Refusal.

(i)

General. If a Member (the "Offering Member") receives a bona fide offer ("Third Party Offer") from a purchaser to purchase some or all of the Units held by such Offering Member ("Offered Units") in a transaction which is not a Control Transfer, the Offering Member shall first give written notice (a "Sale Notice") to the Company and the other Members of the Third Party Offer, specifying the purchaser, the price for the Offered Units (the "Third Party Price") and the payment terms of the proposed sale (the "Third Party Payment Terms"). The Sale Notice shall include a photocopy of any letter of intent or other document executed by the proposed purchaser that sets out the Third Party Price and Third Party Payment Terms. The Sale Notice shall constitute an offer by the Offering Member to sell the Offered Units to the Company and/or the Nontransferring Member(s) at the Third Party Price and on the Third Party Payment Terms as provided below.

(ii)

Right of First Refusal in the Company. The Company shall have the exclusive right and option for a period of 30 business days after the date the Sale Notice is given ("First Option Period"), to accept such offer with respect to any or all of the Offered Units at the Third Party Price and on the Third Party Payment Terms. The Company shall notify the Offering Member of its acceptance of the offer in writing within the First Option Period and shall specify the number of Offered Units that the Company desires to purchase.

(iii)

Right of Second Refusal to the Members. If the option referred to in section 11(f)(ii) is not exercised by the Company as to all or part of the Offered Units within the First Option Period, then the other Members shall have the exclusive right and option for a period of 15 business days after the First Option Period expires ("Second Option Period"), to accept such offer with respect to any or all of the Offered Units at the Third Party Price and on the Third Party Payment Terms. If more than one other Member decides to exercise this Option to Purchase, the Offered Units shall be sold to such Members in proportion to their Percentage Interests.

(iv)

Right to Sell to Third Party. If the options referred to in sections 11(f)(ii) and 11(f)(iii) are not exercised by the applicable Nontransferring Members as to all of the Offered Units within the applicable option periods, then the Offering Member may sell all, but not less than all, of the remaining Offered Units to the proposed purchaser specified in the Sale Notice at any time within 60 days after the expiration of the last applicable option period, but only at the Third Party Price and on the Third Party Payment Terms and subject to the restrictions set forth in section 11(k). If the Offered Units are not sold by the Offering Member to the proposed purchaser in accordance with this section 11(f), the Third Party Offer shall be deemed withdrawn and the Offering Member may not sell the Offered Units without again following the procedure set forth in this section 11(f).

(g)

Bring Along. If a Member or group of Members (the "Majority Sellers") desire to make a Control Transfer of Units, such Units shall not be subject to the rights-of-refusal set forth in section 11(f) and the Majority Sellers shall have the right, but not the obligation, to require the non-selling Members (the "Minority") to sell all, but not less than all, of their Units to the third party for the same price and on the same terms and conditions as those received by the Majority Sellers. The Majority Sellers shall give written notice of intent to exercise their rights under this section 11(g) to the Minority at least 30 days prior to the closing of the sale to the third-party purchaser. Such notice shall contain the terms and conditions of the sale and the identity of the third-party purchaser.

(h)

Come Along. If the Majority Sellers desire to make a Control Transfer of Units, the Minority shall have the right to sell all, but not less than all, their Units to the third party purchaser for the same price and on the same terms and conditions as those received by the Majority Sellers. The Minority may exercise their option under this section 11(h) by written notice to the Majority Sellers within 20 days of notification by the Majority Sellers of the Control Transfer. The Majority Sellers shall not accept any Third Party Offer that does not comply with the terms of this section 11(h).

(i)

Limitations Upon Company's Obligations to Purchase. If the Company is purchasing any Units hereunder and it cannot satisfy the conditions precedent to such acquisition under Wisconsin law, or is restricted from making such purchase under any agreement with its lenders, the Company shall purchase as many Units as it shall have legal capacity to purchase and the purchase commitment hereunder shall remain in effect as to any unpurchased Units. Any Units which the Company is unable to purchase hereunder, because of the limitations stated in this section, shall be held by the owner thereof subject to the provisions of this Agreement without in any way relieving the Company of its purchase commitment or the owner thereof of the duty to sell.

(j)

Rights of Transferee and Transferor.

(i)

Unless admitted as a Substitute Member in accordance with section 11(k), a transferee of Units in accordance with this section 11 shall obtain only the right to receive the distributions and to share in the allocations of Profits and Losses pursuant to this Agreement and the Act and shall have no right to become a Member or to exercise any of the rights of a Member pursuant to sections 8, 9 and 10 or otherwise.

(ii)

The transferor of any Units shall forfeit his, her or its entire interest in the Company including, but not limited to, the rights set forth in sections 8, 9 and 10 as to the Units transferred notwithstanding the fact that the transferee may not be admitted as a Substitute Member.

(k)

Admission as a Substitute Member. The transferee of any Units may be admitted as a Substitute Member only upon satisfaction of all of the following conditions, any of which may be waived by the unanimous consent of the Members:

(i)

The transferee shall have accepted, in form satisfactory to the Members, all the terms and provisions of this Agreement.

(ii)

The Company shall have received an opinion of counsel for the Company or other counsel acceptable to the Company, or other evidence acceptable to the Company, that [a] neither the offering nor the Transfer of such Units violates the registration requirements of any federal or state securities law, and [b] the Transfer will not cause termination of the Company for federal income tax purposes.

(iii)

The Company shall have received from the transferee a sworn statement that the Transferee has acquired the Units for investment and not for resale and any other statements or documents required in order to enable counsel to render the opinion described in section 11(k)(ii).

(iv)

The Company shall have received such other documents, instruments or consents as may be required in order to effect the transferee's admission as a Substitute Member.

(v)

The transferor shall have paid to the Company such reasonable expenses as may be incurred in connection with the admission of the transferee as a Substitute Member, including, but not limited to, the actual expenses of the Company in obtaining any legal advice or opinion of counsel relating to the Transfer.

(vi)

The transferor shall have indemnified the Company and the remaining Members against any and all loss, damage or expense including, but not limited to, reasonable attorney's fees, tax liabilities or loss of tax benefits, arising or incurred directly or indirectly as a result of any transfer.

12.

Dissolution and Termination.

(a) Dissolution.

(i) Dissolution Events. The Company shall be dissolved only upon the occurrence of any of the following events:

[a] the approval of the Members by Majority Vote to dissolve the Company;

[b] the adjudication of the Company as bankrupt or execution by the Company of an assignment for the benefit of its creditors; or admission in writing by the Company of its inability to pay debts as they become due; or the appointment of a receiver;

[c] the entry of a decree of judicial dissolution pursuant to the Wisconsin Act; or

[d] an Asset Disposition. No Event of Dissociation shall trigger a dissolution of the Company nor shall it require the consent of the non-dissociating Members to continue the business of the Company.

(ii) No Withdrawal Power. No Member shall have the power to withdraw by voluntary act from Membership in the Company without the consent or affirmative vote of the holders of a majority of the Class A Units, excluding the Class A Units (if any) held by the Member proposing to withdraw. In addition, except as expressly permitted in this Agreement, a Member shall not take any other voluntary action that directly causes an Event of Dissociation.

(iii) No Right to Receive Distribution At Fair Value Upon an Event of Dissociation. In the event of an Event of Dissociation, whether voluntarily or otherwise, which does not cause a dissolution of the Company, neither the dissociated Member nor the successors to the dissociated Member's interests, if any, shall be entitled to receive a distribution in complete redemption of the fair value of the dissociated Member's interests pursuant to section 183.0604 of the Wisconsin Act. Each Member acknowledges and agrees that the rights of a Member set forth in this Agreement are expressly in lieu of any right a dissociating Member may have to receive a distribution in complete redemption of the fair value of such interests under section 183.0604 of the Wisconsin Act. Accordingly, such right of a dissociating Member and any right to an accounting which may exist with respect to a dissociating Member when the Company is not dissolved are hereby waived by each Member.

(b) Winding Up, Liquidation and Distribution of Assets.

(i) Accounting. Upon dissolution, an accounting shall be made by either the Company or the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution.

(ii) Members' Dissolution Duties. If the Company is dissolved and its affairs are to be wound up, the Members shall:

[a] Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Members may determine to distribute any assets to the Members in kind);

[b] Allocate any profit or loss resulting from such sales to the Members' Capital Accounts in accordance with this Agreement;

[c] Discharge all liabilities of the Company, other than liabilities to Members for distributions, and establish such Reserves as may be reasonably necessary to provide for contingent or other liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such Reserves shall be deemed to be an expense of the Company);

[d] Satisfy any outstanding distribution obligation to Members and former Members; and

[e] Distribute the remaining assets in the following manner:

[i] If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted pursuant to the provisions of sections 5(a) and 6 of this Agreement to reflect such deemed sale.

[ii] The positive balance (if any) of each Member's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs) shall be distributed to the Members, either in cash or in kind, with any assets distributed in kind being valued for this purpose at their fair market value as determined pursuant to section 12(b)(ii)[e][i]. Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations.

(iii) No Liability. Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Member has an Adjusted Capital Account Deficit (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

(iv) Termination of Company. Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

13.

Miscellaneous.

(a)

Notices. Any notices or other writing required or desired to be given, made or submitted to any Member shall be in writing and shall be deemed given, made or submitted to any Member when hand delivered or received by certified mail or by private couriers at the address set forth in section 3 of this Agreement or at such other address as that Member (or such Member's personal representative) may subsequently specify in a notice to the Company.

(b)

Entire Agreement. This Agreement contains the entire agreement among the parties hereto and supersedes any prior understandings or agreements among them respecting the subject hereof.

(c)

Benefit. Except as otherwise provided herein, all provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the respective heirs, executors, administrators, personal representatives, successors and assigns of any of the Members.

(d)

Application of Wisconsin Law. This Agreement, and the application and interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Wisconsin, and specifically the Wisconsin Act.

(e)

Waiver of Action for Partition. Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

(f)

Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

(g)

Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law. Similarly, any provision of this Agreement which is construed to cause the Company to be taxed as a Company for federal income tax purposes shall be repealed, limited or construed in a manner which will allow the Company to qualify as a partnership for federal income tax purposes.

(h)

Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

(i)

Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

(j)

Counterparts. This Agreement may be signed in counterparts, which taken together, shall constitute a single instrument and the signature page executed by a Member in connection with the subscription for his, her or its Units shall be deemed a counterpart. Counterparts signed by a Member and returned to the Company via facsimile shall be deemed to be an original signature.

(k)

Right to Separate Representation. Each Member has been advised of their individual rights to obtain independent legal counsel with respect to this Agreement and that Quarles & Brady LLP has represented the Company and not any individual Member in this matter. Each Member has either specifically waived the right to separate independent legal counsel or have obtained separate independent legal counsel.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

SOLRAYO, LLC

BY /s/ Kevin C. Leonard

Its President

MEMBERS:

/s/ Kevin C. Leonard

Kevin C. Leonard

/s/ Marc A. Anderson

ParaSol Technologies, LLC

By: Marc A. Anderson

Title: President

FIRST AMENDMENT TO OPERATING AGREEMENT
FOR
SOLRAYO, LLC
A Wisconsin Limited Liability Company

This First Amendment to Operating Agreement (this “Amendment”) of SolRayo, LLC, a Wisconsin limited liability company (hereinafter "the Company") is made and entered into this 1st day of October 2008, by and among the Company and the undersigned Members.

RECITALS

A.

The Members previously entered into a Limited Liability Company Operating Agreement effective March 1, 2007 (hereinafter "Original Operating Agreement").

B.

The Members wish to modify the Original Operating Agreement to adopt “manager managed” status for the Company as well as to admit a new Member to the Company. .

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound, the Company and the Members agree as follows:

1. Amendments to Agreement.

a.

Section 4(rr) of the Original Operating Agreement is hereby amended and restated in its entirety to read as follows:

(rr)

"Unit" means the measure of ownership participation used to represent a Membership Interest in the Company and includes Class A and Class B Units. The Company shall have an aggregate of Ten Thousand (10,000) authorized Class A Units and Ten Thousand (10,000) Class B Units.  The Units shall be the basis for determining a Member's Percentage Interest and represent a Member's right to participate in the management of the business and affairs of the Company, including the right, if applicable, to vote on, consent to, or otherwise participate in any decision or action of or by the Members. Units may be issued, held and voted in whole or fractional denominations. The initial Unit ownership of the Members is set out on Exhibit A.

b.

New Section 5(j) is hereby added to the Original Operating Agreement to read as follows:

(j)

Admission of Additional Members.  The Board of Managers may admit additional Members, subject to the following:

(i)

The Board of Managers consents to the admission; and

(ii)

The additional Member makes a Capital Contribution that the Board of Managers determines is appropriate based upon the needs of the Company, the net value of the Company’s assets, the Company’s financial condition, and the benefits anticipated to be realized by the additional Member.

However, substitute Members may only be admitted in accordance with Section 11.  The Board of Managers will amend this Agreement to reflect the admission of additional Members and that amendment will not require the vote or approval of the Members

c.

Section 8 and its subparagraphs (a) through (d) of the Original Operating Agreement are hereby amended and restated in their entirety to read as follows:

8.

Management of the Company.  The business, property and affairs of the Company shall be managed exclusively by a manager or managers (each a “Manager” and collectively "Managers") who shall constitute a Board of Managers.  Except for situations in which the approval of the Members or a Class of Members is expressly required by the Articles of Organization or this Agreement (including but not limited to the matters set forth in subparagraph (c), the Managers shall have full, complete and exclusive authority, power and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business, property and affairs.

The number of Managers of the Company shall be fixed from time to time by Majority Vote, provided that in no instance shall there be less than one Manager.  Managers shall be appointed by Majority Vote.   Managers, absent another term set by Majority Vote, shall serve for one−year terms and until a successor shall have been elected and qualified, subject to removal as set forth in subsection (e) below.

Any Class A or Class B Member may also be a Manager.  A Manager need not be a Member, an individual, a resident of the State of Wisconsin, or a citizen of the United States.

In the absence of any agreement, no Manager may exercise any rights and powers under this Agreement without the consent of a majority (in number) of the Managers.  Furthermore, any provision in this Agreement requiring the consent of the Managers means the consent of a majority (in number) of the Managers unless otherwise expressly stated.

(a)

Initial Managers.  The Company shall initially have five (5) Managers.  The initial Managers -of the Company shall be Mark A. Daugherty, Kevin C. Leonard, Marc A. Anderson and two (2) others who shall be appointed by Majority Vote.  Any Manager may resign at any time by giving written notice to the Members and remaining Managers.  The resignation of a Manager who is also a Member shall not affect the Manager’s rights as a Member and shall not constitute a withdrawal of a Member.  Any vacancy occurring for any reason in the number of Managers may be filled by Majority Vote or by a majority of the remaining Managers.

(b)

Officers.  The Managers may appoint a president, secretary, treasurer or such other officers of the Company as they deem necessary or appropriate.  Each officer shall serve at the discretion of the Managers.  Subject to subparagraph (c), the Managers may delegate to any such officer such authority to act on behalf of the Company as they may deem appropriate.  The Managers agree that, upon execution of this Amendment by all parties, Dr. Mark A. Daugherty shall serve as the President of the Company.

(c)

Matters reserved for the Members. Notwithstanding the first paragraph of this Section 8, all business and matters not within the ordinary course of business of the Company shall be reserved to the Members including, but not limited to, the following list of reserved matters:

i.

the declaration or payment, directly or indirectly, of any distribution (other than Tax Distributions), whether in cash, property or securities or a combination thereof, with respect to any Unit (whether by reduction of capital or otherwise);

ii.

any transaction with a Member other than in the ordinary course of business on terms no less favorable to the Company than those which would otherwise be available from an unaffiliated third party;

iii.

approval of the annual operating budget of the Company;

iv.

entering into any new line of business; and

v.

any matter otherwise within the Managers’ authority and regarding which Members have reserved for themselves by Majority Vote.

(d)

Power to Bind Company. No Manager or group of Managers (acting in his or their capacity as such) shall have any authority to bind the Company to any third party with respect to any matter except pursuant to the approval of Members by Majority Vote.

(e)

Removal of Managers.  Any Manager may be removed with or without cause, at any time during his or her term by the affirmative vote of Members holding an aggregate of Sixty-Six and Two-thirds Percent (66.67%) of Percentage Interests.  Managers who are not reappointed by Majority Vote at the end of their term shall also be deemed removed from office at the expiration of their respective term.

(f)

Managers may receive compensation for their service to the Company.  Any such compensation shall be determined by Majority Vote.  Managers may also be reimbursed for expenses incurred on behalf of the Company, under such terms and conditions as may be approved by Majority Vote.

(g)

Employees. Except as otherwise provided for in this Agreement or through a duly passed resolution by Majority Vote, the Managers shall have the power to hire, fire and determine compensation for employees of the Company.

(h)

Liability. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Manager, officer or agent shall be obligated personally for any such debt, obligation or liability solely by reason of being such Manager, officer or agent.

d.

New Section 13(l) is hereby added to the Original Operating Agreement to read as follows:

(l)

Amendment or Modification.  This Agreement may be amended or modified from time to time only by a written instrument adopted by the Managers and executed and agreed to by Majority Vote; provided, however, that (a) an amendment or modification reducing a Member’s Membership Interest or Units (other than to reflect changes otherwise provided by this Agreement) or reducing a Member’s distributions is effective only with that Member’s consent, (b) an amendment or modification reducing the required percentage of Units or other measure for any consent or vote in this Agreement is effective only with the consent or vote of Members having the percentage of Units, Interest or other measure theretofore required, and (c) amendments to this Agreement that (i) the Managers have reasonably determined do not adversely affect the Members, (ii) are required or contemplated by this Agreement, (iii) are reasonable and necessary or appropriate in the sole discretion of the Managers to qualify or continue the qualification of the Company as a limited liability company under the laws of any state, (iv) are advisable in the opinion of the Managers to cure any ambiguity in any provision herein, or (v) are required to effect a change in the name of the Company, in the registered office or registered agent of the Company or in the location of the principal place of business of the Company or the admission, substitution or termination of Members in accordance with this Agreement, may be made by the Managers without the consent of the Members.

e.

Exhibit A of the Original Operating Agreement is hereby amended and restated in its entirety to read as follows:

Class A

Member	Initial Capital Contribution	Additional Capital Contribution	Number of Class A Units	Total Percentage Ownership

Enable IPC Corporation	Cash or in-kind capital contributions in accordance with requirements of WEIF Grant Matching		5,001	50.01%

Kevin C. Leonard	$ 200	Additional services since inception	3,299	32.99%

ParaSol Technologies, LLC	$ 200	Additional services since inception	1,700	17.00%

TOTAL			10,000	100.00%

Class B

None

2. Capitalized Terms.  All capitalized terms not defined in this Amendment will have the meaning ascribed to them in the Original Operating Agreement.

3. Remainder of Original Operating Agreement.  Except as modified by this Amendment, all other terms and conditions of the Original Operating Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment to Operating Agreement on the date first written above:

MEMBER	MEMBER

By: /s/ Kevin C. Leonard	By: /s/ ParaSol Technologies, LLC

MEMBER	SOLRAYO, LLC

By: /s/ Kevin C. Leonard
Enable IPC Corporation	Kevin C. Leonard
By: /s/ David A. Walker	President
Title: Chairman and Chief Executive Officer

EXHIBIT B: Capitalization

Class A

Member	Initial Capital Contribution	Additional Capital Contribution	Number of Class A Units	Total Percentage Ownership

Enable IPC Corporation	Cash or in-kind capital contributions in accordance with requirements of WEIF Grant Matching		5,001	50.01%

Kevin C. Leonard	$ 200	Additional services since inception	3,299	32.99%

ParaSol Technologies, LLC	$ 200	Additional services since inception	1,700	17.00%

TOTAL			10,000	100.00%

Class B

None

EXHIBIT C: Document List

The following documents shall be provided to EIPC, in accordance with paragraph 2.15:

A. Organization and Good Standing

-

The Company's Articles of Organization, and all amendments

-

The Company's Bylaws and/or Operating Agreement and all amendments

-

The Company's minute book, including all minutes and resolutions of shareholders and directors, executive committees, and other governing groups

-

The Company's organizational chart

-

The Company's list of unit holders and number of units held by each

-

Copies of agreements relating to options, voting trusts, warrants, puts, calls, subscriptions, and convertible securities

-

A Certificate of Good Standing from the Secretary of State of the state where the Company is incorporated

-

Copies of active status reports in the state of incorporation for the last three years

-

A list of all states where the Company is authorized to do business and annual reports for the last three years

-

A list of all states, provinces, or countries where the Company owns or leases property, maintains employees, or conducts business

-

A list of all of the Company's assumed names and copies of registrations

B. Financial Information.

-

Audited financial statements for three years, together with Auditor's Reports

-

The most recent unaudited statements, with comparable statements to the prior year

-

Auditor's letters and replies for the past five years

-

The Company's credit report, if available

-

Any projections, capital budgets, and strategic plans

-

Analyst reports, if available

-

A schedule of all indebtedness and contingent liabilities

-

A schedule of inventory

-

A schedule of accounts receivable

-

A schedule of accounts payable

-

A description of depreciation and amortization methods and changes in accounting methods over the past five years

-

Any analysis of fixed and variable expenses

-

Any analysis of gross margins

-

Copies of all bank statements, checks and deposits for the past three years

-

The Company's general ledger

-

A description of the Company's internal control procedures

D. Physical Assets.

-

A schedule of fixed assets and their locations

-

All U.C.C. filings

-

All leases of equipment

-

A schedule of sales and purchases of major capital equipment during the last three years

E. Real Estate.

-

A schedule of the Company's business locations

-

Copies of all real estate leases, deeds, mortgages, title policies, surveys, zoning approvals, variances, or use permits

F. Intellectual Property.

-

A schedule of domestic and foreign patents and patent applications

-

A schedule of trademark and trade names

-

A schedule of copyrights

-

A description of important technical know-how

-

A description of methods used to protect trade secrets and know-how

-

Any "work for hire" agreements

-

A schedule and copies of all consulting agreements, agreements regarding inventions, licenses, or assignments of intellectual property to or from the Company

-

Any patent clearance documents

-

A schedule and summary of any claims or threatened claims by or against the Company regarding intellectual property

G. Employees and Employee Benefits.

-

A list of employees including positions, current salaries, salaries, and bonuses paid during last three years, and years of service

-

All employment, consulting, nondisclosure, non-solicitation, or non-competition agreements between the Company and any of its employees

-

Resumes of key employees

-

The Company's personnel handbook and a schedule of all employee benefits and holiday, vacation, and sick leave policies

-

Summary plan descriptions of qualified and nonqualified retirement plans

-

Copies of collective bargaining agreements, if any

-

A description of all employee problems within the last three years, including alleged wrongful termination, harassment, and discrimination

-

A description of any labor disputes, requests for arbitration, or grievance procedures currently pending or settled within the last three years

-

A list and description of benefits of all employee health and welfare insurance policies or self-funded arrangements

-

A description of worker's compensation claim history

-

A description of unemployment insurance claims history

-

Copies of all stock option and stock purchase plans and a schedule of grants

H. Licenses and Permits.

-

Copies of any governmental licenses, permits, or consents

-

Any correspondence or documents relating to any proceedings of any regulatory agency

I. Environmental Issues.

-

Environmental audits, if any, for each property leased by the Company

-

A listing of hazardous substances used in the Company's operations

-

A description of the Company's disposal methods

-

A list of environmental permits and licenses

-

Copies of all correspondence, notices, and files related to EPA, state, or local regulatory agencies

-

A list identifying and describing any environmental litigation or investigations

-

A list identifying and describing any known Superfund exposure

-

A list identifying and describing any contingent environmental liabilities or continuing indemnification obligations

J. Taxes.

-

Federal, state, local, and foreign income tax returns for the last three years

-

States sales tax returns for the last three years

-

Any audit and revenue agency reports

-

Any tax settlement documents for the last three years

-

Employment tax filings for three years

-

Excise tax filings for three years

-

Any tax liens

K. Material Contracts.

-

A schedule of all subsidiary, partnership, or joint venture relationships and obligations, with copies of all related agreements

-

Copies of all contracts between the Company and any officers, directors, five-percent shareholders, or affiliates

-

All loan agreements, bank financing arrangements, line of credit, or promissory notes to which the Company is a party

-

All security agreements, mortgages, indentures, collateral pledges, and similar agreements, including guaranties to which the Company is a party, and any installment sale agreements

-

Any distribution agreements, sales representative agreements, marketing agreements, and supply agreements

-

Any letters of intent, contracts, and closing transcripts from any mergers, acquisitions, or divestitures within last five years

-

Any options and stock purchase agreements involving interests in other companies

-

The Company's standard quote, purchase order, invoice, and warranty forms

-

All nondisclosure or noncompetition agreements to which the Company is a party

-

All other material contracts

L. Product or Service Lines.

-

A list of all existing products or services and products or services under development

-

Copies of all correspondence and reports related to any regulatory approvals or disapprovals of any Company's products or services

-

A summary of all complaints or warranty claims

-

A summary of results of all tests, evaluations, studies, surveys, and other data regarding existing products or services and products or services under development

M. Customer Information.

-

A schedule of the Company's twelve largest customers in terms of sales thereto and a description of sales thereto over a period of two years

-

Any supply or service agreements

-

A description or copy of the Company's purchasing policies

-

A description or copy of the Company's credit policy

-

A schedule of unfilled orders

-

A list and explanation for any major customers lost over the last two years

-

All surveys and market research reports relevant to the Company or its products or services

-

The Company's current advertising programs, marketing plans, and budgets, and printed marketing materials

-

A description of the Company's major competitors

N. Litigation.

-

A schedule of all pending litigation

-

A description of any threatened litigation

-

Copies of insurance policies possibly providing coverage as to pending or threatened litigation

-

Documents relating to any injunctions, consent decrees, or settlements to which the Company is a party

-

A list of unsatisfied judgments

O. Insurance Coverage.

-

A schedule and copies of the Company's general liability, personal and real property, product liability, errors and omissions, key-man, directors and officers, worker's compensation, and other insurance

-

A schedule of the Company's insurance claims history for past three years

P. Professionals.

-

A schedule of all law firms, accounting firms, consulting firms, and similar professionals engaged by the Company during past five years

Q. Articles and Publicity.

-

Copies of all articles and press releases relating to the Company within the past three years